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                                                                    EXHIBIT 8.02


                                                               February 28, 2000



              [CURTIS, MALLET-PREVOST, COLT & MOSLE LLP LETTERHEAD]



The DII Group, Inc.
6273 Monarch Park Place
Niwot, Colorado 80503

Ladies and Gentlemen:

        This opinion ("Opinion") is being delivered to you in connection with the Form S-4 Registration Statement filed with the Securities and Exchange Commission (the "Registration Statement") pursuant to the Agreement and Plan of Merger (the "Reorganization Agreement") dated as of November 22, 1999 by and among Flextronics International Ltd., a Singapore company ("Flextronics"), Slalom Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Flextronics ("Merger Sub") and The DII Group, Inc., a Delaware corporation ("DII").

        Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

        We have acted as counsel to DII in connection with the Merger. As such, and for the purposes of rendering this Opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):


        1. The Reorganization Agreement;

        2. The Registration Statement;

        3. Those certain Certificates of Officers delivered to us by Flextronics and DII containing certain tax representations of Flextronics and DII (the "Tax Representation Letters"); and

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[CURTIS, MALLET-PREVOST,
COLT & MOSLE LLP LETTERHEAD]         Page 2                    February 28, 2000

        4. Such other instruments and documents related to the formation, organization and operation of Flextronics, Merger Sub and DII and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

        In connection with rendering this Opinion, we have assumed (without any independent investigation or review thereof) that:

        1. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

        2. All representations, warranties and statements made or agreed to by Flextronics, Merger Sub and DII, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

        3. All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provisions thereof;

        4. The Merger will be reported by Flextronics and DII on their respective federal income tax returns in a manner consistent with the Opinion set forth below; and

        5. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.


        We have not independently audited or otherwise verified any of the foregoing items. A misstatement or omission of any fact or a change or amendment in any of the facts, assumptions, or representations upon which we have relied may require a modification of all or a part of the Opinion. In addition, the Opinion is based on such facts, assumptions, and representations as represented to us as of the date of this Opinion. Any changes in the facts, assumptions, or representations upon which we have relied between the date of this Opinion and the actual closing of the Merger may require a modification of all or part of the Opinion. We have no responsibility to update the Opinion for events, transactions, circumstances, or changes in any of such facts, assumptions, or representations occurring after this date. Our Opinion assumes that the Merger will be effected in accordance with the facts, assumptions, and representations in the Agreements.

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[CURTIS, MALLET-PREVOST,
COLT & MOSLE LLP LETTERHEAD]         Page 3                    February 28, 2000

        Our Opinion is based solely on our interpretation of the Code; U.S. federal income tax regulations promulgated thereunder ("Treasury Regulations"); relevant judicial decisions; guidance issued by the Internal Revenue Service (the "Service"), including revenue rulings and revenue procedures; and other authorities that we deemed relevant; in each case as of the date of this Opinion.

        U.S. federal income tax laws and regulations, and the interpretations thereof, are subject to change, which changes could adversely affect this Opinion. If there is a change in the Code, the regulations thereunder, the administrative guidance issued thereunder, or in the prevailing judicial interpretation of the foregoing, the Opinion expressed herein would necessarily have to be reevaluated in light of any such changes. If requested, we will update our Opinion as of the date of the Merger, and address therein any changes to the prevailing authorities that occur between the date of this Opinion and the date of the Merger. Otherwise, our Opinion is as of the date of this letter, and we have no responsibility to update this Opinion for changes in applicable law or authorities occurring after this date.

        Our Opinion does not address the potential tax consequences of any transactions, events, or circumstances other than the Merger as described herein. In addition, our Opinion is limited to the specific U.S. federal income tax consequences set forth below. Our Opinion does not address any non-income, state, local, or foreign tax consequences of the transaction. We also express no opinion on non-income tax issues, such as corporate law or securities matters.

        Further, our Opinion does not address the U.S. federal income tax consequences of the Merger to any DII shareholder who is subject to special treatment under the Code, including, without limitation, those referred to in the first paragraph of the discussion entitled "Material United States Federal Income Tax Consequences of the Merger; Other United States Tax and Singapore Estate Tax Matters" contained in the Registration Statement.

        Our Opinion is not binding on the Service, and there can be no assurance that the Service will not take positions contrary to such Opinion or will not be successful in sustaining such contrary positions. However, should the Service challenge the U.S. federal income tax treatment of the matters discussed below, our Opinion reflects our assessment of the probable outcome of litigation based solely on an analysis of the existing authorities relating to such matters.

        Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Reorganization Agreement (without any waiver, breach or amendment of any of the provisions thereof) and the statements set forth in the Tax Representation Letters are true and correct as of the Effective Time:

        (a) for federal income tax purposes, the Merger will qualify as a "reorganization" as defined in Section 368(a)(1)(B); and

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[CURTIS, MALLET-PREVOST,
COLT & MOSLE LLP LETTERHEAD]         Page 4                    February 28, 2000

        (b) the discussion entitled "Material United States Federal Income Tax Consequences of the Merger; Other United States Tax and Singapore Estate Tax Matters" contained in the Registration Statement, insofar as it relates to the statements of law and legal conclusions with respect to United States federal income tax consequences, is correct in all material aspects with respect to its conclusions in the subsections entitled "Tax implications to DII stockholders" and "Tax implications to Flextronics and DII."

        We have informed DII that any consideration paid for DII stock other than Flextronics ordinary shares (i.e., voting stock) and cash in lieu of fractional shares would cause the Merger to not qualify as a reorganization as defined in Section 368(a)(1)(B), and we have been assured by DII and Flextronics that no consideration other than Flextronics ordinary shares and cash in lieu of fractional shares will be exchanged for DII shares.

        This Opinion is being delivered solely in connection with the Registration Statement. It is intended for the benefit of DII and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

        We hereby consent to the filing of this Opinion as an Exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax considerations of the merger, including the joint proxy statement/prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   /S/ CURTIS, MALLET-PREVOST, COLT & MOSLE, LLP